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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2004

                         Commission File Number 1-14959

                                BRADY CORPORATION
             (Exact name of registrant as specified in its charter)


         Wisconsin                                          39-0971239
 (State of Incorporation)                      (IRS Employer Identification No.)


                            6555 West Good Hope Road
                           Milwaukee, Wisconsin 53223
              (Address of Principal Executive Offices and Zip Code)


                                 (414) 358-6600
                         (Registrant's Telephone Number)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 20, 2004, Brady Corporation completed its acquisition of all of the outstanding securities of EMED Co., Inc. pursuant to the Securities Purchase Agreement.

The total purchase price of the Emed acquisition was $191.7 million, net of cash received. Brady funded the Emed acquisition with debt of $160 million from its recently renegotiated 5-year credit facility as well as a new 364-day facility and the remainder from internal funds. The 5-year and 364-day facilities were initially drawn at an all-in interest rate of 2.1%. These facilities will be kept in place until long-term debt can be put in place.

The Securities Purchase Agreement dated April 2, 2004 and the press release dated May 21, 2004, filed as Exhibit 2.1 and 99.1 to this report, respectively, are incorporated herein by reference. The foregoing is qualified in its entirety by reference to such documents.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired

The financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report not later than August 3, 2004.

(b)      Pro forma financial information

The financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report not later than August 3, 2004.

(c)      Exhibits

2.1 Securities Purchase Agreement, dated April 2, 2004, among Brady Corporation, EMED Co., Inc., Summit/EMED Holdings, LLC and the Selling Holders named therein.

99       Press release of Brady Corporation, dated May 21, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BRADY CORPORATION

Date: May 28, 2004                           /s/ David Mathieson
                                             -----------------------------------
                                             David Mathieson
                                             Vice President &
                                             Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

2.1 Securities Purchase Agreement, dated April 2, 2004, among Brady Corporation, EMED Co., Inc., Summit/EMED Holdings, LLC and the Selling Holders named therein.

99                Press Release of Brady Corporation, dated May 21, 2004.